Exhibit 5.2

CONSENT OF QUALIFIED PERSON (DOUG WARD)

The undersigned hereby consents to the inclusion of information related to the scientific and technical disclosure included in or incorporated by reference into this Registration Statement on Form F-10 (the “Form F-10”) of Maverix Metals Inc. being filed by with the United States Securities and Exchange Commission, and any amendments thereto, related to the following:

(a)              the Management’s Discussion & Analysis for the three and six month periods ended June 30, 2019,

(b)              the Annual Information Form for the financial year ended December 31, 2018,

(c)               the Management’s Discussion & Analysis for the three month period ended March 31, 2019, and

(d)              the Management’s Discussion & Analysis for the year ended December 31, 2018 (collectively, the “Exhibits”).

The undersigned further consents to reference of the undersigned’s name in the Form F-10 and in the Exhibits included in or incorporated by reference into the Form F-10.

/s/ Doug Ward
Name: Doug Ward, B.Sc. Mining, Engineering, MMSA
Title: Vice President Technical Services, Maverix Metals Inc.

September 13, 2019